     As Filed With the Securities and Exchange Commission December 29, 1997

                                                      Registration No. 333-07914
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20509

                        PRE-EFFECTIVE AMENDMENT NO. 3

                                     S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                       CITIZENS EFFINGHAM BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


       GEORGIA                                   6060                          58-2357619
                                                                               ----------
(State or other jurisdiction          (Primary Standard Industrial           (I.R.S. Employer
      of incorporation)               Classification Code Number)        Identification Number)



                             802 South Laurel Street
                                  P. O. Box 379
                           Springfield, Georgia 31329
                                 (912) 754-0754

   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                               HARRY H. SHEAROUSE
                             802 South Laurel Street
                                  P. O. Box 379
                           Springfield, Georgia 31329
                                 (912) 754-0754

            (Name, address and telephone number of agent for service)

                                ---------------

                                  With copy to:
                                 J. WILEY ELLIS
                      Ellis, Painter, Ratterree & Bart LLP
                          2 E. Bryan Street, Suite 100
                                 P. O. Box 9946
                             Savannah, Georgia 31412

                                ---------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                ---------------


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
   TITLE OF EACH CLASS                                                                 PROPOSED MAXIMUM
   OF SECURITIES TO BE            AMOUNT TO BE              PROPOSED MAXIMUM          AGGREGATE OFFERING              AMOUNT OF
       REGISTERED                  REGISTERED                OFFERING PRICE                  PRICE                 REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
      Common Stock                   512,000                     $10.00                    5,120,000                   $1,552.42(1)
     $1.00 par value                                                                                                   ---------
====================================================================================================================================


(1) Previously paid.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specially states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.
===============================================================================

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield and State of Georgia on the 26th day of December, 1997.


                                    CITIZENS EFFINGHAM BANCSHARES, INC.


                                    By:      /s/ Harry H. Shearouse
                                       -----------------------------------------
                                             Harry H. Shearouse


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HARRY H. SHEAROUSE, his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                                                                                  Date
                                                                                  ----
/s/ Harry H. Shearouse              President, Chairman of the                   12/26/97
--------------------------------    Board, Treasurer, and Director               --------
Harry H. Shearouse


/s/ Jon G. Burns                    Director                                     12/26/97
--------------------------------                                                 --------
Jon G. Burns


/s/ Charles E. Hartzog              Director                                     12/26/97
--------------------------------                                                 --------
Charles E. Hartzog


/s/ Philip M. Heidt                 Director                                     12/26/97
--------------------------------                                                 --------
Philip M. Heidt


/s/ W. Harvey Keiffer               Director                                     12/26/97
--------------------------------                                                 --------
W. Harvey Kieffer

/s/ C. Murray Kight                 Principal Accounting                         12/26/97
--------------------------------    Officer, Principal Financial                 --------
C. Murray Kight                     Officer, Secretary, and
                                    Director


/s/ Thomas C. Strickland, Jr.       Director                                     12/26/97
--------------------------------                                                 --------
Thomas C. Strickland, Jr.


/s/ Mariben M. Thompson             Director                                     12/26/97
--------------------------------                                                 --------
Mariben M. Thompson


/s/ Thomas O. Triplett, Sr.         Director                                     12/26/97
--------------------------------                                                 --------
Thomas O. Triplett, Sr.


/s/ J. Terrell Webb                 Director                                     12/26/97
--------------------------------                                                 --------
J. Terrell Webb


/s/ H. Mitchell Weitman             Director                                     12/26/97
--------------------------------                                                 --------
H. Mitchell Weitman


/s/ Wendel H. Wilson                Director                                     12/26/97
--------------------------------                                                 --------
Wendel H. Wilson

                                 EXHIBIT INDEX



EXHIBIT NO.
-----------
3.1      Articles of Incorporation

3.2      By-Laws

4        Specimen of Certificate for Common Stock

5        Opinion and Consent of Ellis, Painter, Ratterree & Bart, LLP

10.1     Partnership Agreement

10.2     Amendment to Partnership

10.3     Contracts to Purchase Land

10.4     Employment Agreement of Harry H. Shearouse

10.5     Escrow Agreement

23.1*    Consent of Thigpen, Jones, Seaton & Co., P.C.

23.2     Consent of Ellis, Painter, Ratterree & Bart, LLP.

24       Powers of Attorney

27       Financial Data Schedule (FOR SEC USE)
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* Filed herewith.